     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                     CRESCENT REAL ESTATE EQUITIES COMPANY
             (Exact name of registrant as specified in its charter)

                    TEXAS                                        52-1862813
         (State or other jurisdiction                         (I.R.S. Employer
               of organization)                             Identification No.)

                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102
                           TELEPHONE: (407) 877-0477
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               GERALD W. HADDOCK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     CRESCENT REAL ESTATE EQUITIES COMPANY
                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102
                           TELEPHONE: (407) 877-0477
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

           ROBERT B. ROBBINS, ESQ.                          DAVID M. DEAN, ESQ.
           SYLVIA M. MAHAFFEY, ESQ.                CRESCENT REAL ESTATE EQUITIES COMPANY
      SHAW, PITTMAN, POTTS & TROWBRIDGE                 777 MAIN STREET, SUITE 2100
             2300 N STREET, N.W.                          FORT WORTH, TEXAS 76102
            WASHINGTON, D.C. 20037

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of the Registration
Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act of 1933, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                       AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED    REGISTERED            SHARE                PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Shares, par value $.01.......   46,802 shares        $54.69(1)         $2,559,601.38(1)         $776
==================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon prices on the New York Stock Exchange on February 28, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED MARCH 7, 1997
PROSPECTUS

                                 46,802 SHARES

                                     [LOGO]

                                    CRESCENT
                          REAL ESTATE EQUITIES COMPANY

                                 COMMON SHARES

                            ------------------------

     All of the common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of Crescent Real Estate Equities Company ("Crescent Equities"), offered hereby (the "Offering") are being offered by the Selling Shareholders of Crescent Equities. See "Selling Shareholders." Crescent Equities will not receive any of the proceeds from the sale of the Common Shares offered hereby. The Common Shares are listed and traded on the New York Stock Exchange (the "NYSE") under the symbol "CEI." On March 6, 1997, the closing sale price for the Common Shares as reported on the NYSE was $59.00 per share.

     The sale or distribution of all or any portion of the Common Shares offered hereby may be effected from time to time by the Selling Shareholders directly, indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on the NYSE, in the over-the-counter market, on any national securities exchange on which the Common Shares are listed or traded, in negotiated transactions or otherwise, at the market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Plan of Distribution."

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1997

                                  THE COMPANY

     Crescent Real Estate Equities Company ("Crescent Equities"), together with its subsidiaries, is a fully integrated real estate company operating as a real estate investment trust for federal income tax purposes (a "REIT"). Crescent Equities is organized as a Texas real estate investment trust and became the successor to Crescent Real Estate Equities, Inc., a Maryland corporation (the "Predecessor Corporation"), on December 31, 1996, through the merger (the "Merger") of the Predecessor Corporation and CRE Limited Partner, Inc., a Delaware corporation, into Crescent Equities. The term "Company" includes, unless the context otherwise requires, Crescent Equities, the Predecessor Corporation, Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and the other subsidiaries of the Crescent Equities.

     As of December 31, 1996, the Company directly or indirectly owned a portfolio of real estate assets (the "Properties") located primarily in 16 metropolitan submarkets in Texas and Colorado. The Properties include 53 office properties with an aggregate of approximately 16.3 million net rentable square feet, four full-service hotels with a total of 1,471 rooms and two destination health and fitness resorts (the "Hotel Properties"), six retail properties with an aggregate of approximately .6 million rentable square feet and real estate mortgages and non-voting common stock in three residential development corporations (the "Residential Development Corporations") that own all or a portion of six single-family residential land developments and three condominium/townhome developments. In addition, the Company owns one mortgage note secured by a Class A office property.

     The Company provides management, leasing and development services with respect to certain of its Properties. As of December 31, 1996, the Company had approximately 240 employees and its executive officers had over 100 years of combined experience in the real estate industry.

     The Company conducts all of its business through the Operating Partnership and its other subsidiaries and indirectly through the Operating Partnership's interest in the Residential Development Corporations. Crescent Real Estate Equities, Ltd., a Delaware corporation which is the sole general partner of the Operating Partnership (the "General Partner"), controls the Operating Partnership, and the Company is the sole shareholder of the General Partner. In addition, as of December 31, 1996, the Company owned an approximately 83.4% limited partner interest in the Operating Partnership.

     The Company's executive offices are located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, and its telephone number is (817) 877-0477.

                              SELLING SHAREHOLDERS

     This Prospectus relates to the offer and sale from time to time of up to 46,802 common shares (the "Shares") of beneficial interest, par value $.01 per share (the "Common Shares"). The Shares are offered by the following nine individuals or entities: Harry H. Frampton III, Ross E. Bowker, James A. Telling, John V. Evans, Peter G. Dann, Christina V. Wright, the Joshua Nicholas Smith S Trust, the Zachary Charles Smith S Trust and the Anastasia Elisabeth Smith S Trust (collectively, the "Selling Shareholders"). Mr. Frampton is a director, officer and stockholder, and Mr. Telling and Ms. Wright are officers, of one of the Residential Development Corporations, which has borrowed $20.2 million from the Company. In addition, Mr. Frampton is an equity owner and a managing member of the limited liability company that is the lessee of two of the Company's Hotel Properties. In 1995, an entity in which Mr. Frampton is an equity owner sold one of the Hotel Properties to the Company for cash and the right to receive certain payments based on operating results of the Hotel Property. In addition, Mr. Frampton is an equity owner of an entity that is entitled, under a five-year asset management arrangement relating to the Hotel Property, to receive 5% of monthly gross revenues from the Hotel Property. In 1996, an entity in which each of the Selling Shareholders is an owner sold certain assets to the Company in exchange for cash and partnership units in the Operating Partnership (the "Units"). In connection with such sale, an entity which is owned 50% by such selling entity and 50% by the Residential Development Corporation in which certain of the Selling Shareholders are owners or officers has borrowed approximately $3.1 million from the Company.

     The following chart shows the number of Units currently held by each Selling Shareholder and the number of Shares of each Selling Shareholder issuable upon conversion of the Units and being offered hereby:

                                              UNITS BENEFICIALLY        NUMBER OF
                  NAME OF                       OWNED PRIOR TO        SHARES OFFERED
            SELLING SHAREHOLDER                    OFFERING             HEREBY(1)
            -------------------               ------------------     ----------------
Harry S. Frampton III.......................        22,753                22,753
Ross E. Bowker..............................         9,751                 9,751
James A. Telling............................         3,250                 3,250
John V. Evans...............................         3,250                 3,250
Peter G. Dann...............................         1,300                 1,300
Christina V. Wright.........................         1,950                 1,950
Joshua Nicholas Smith S Trust...............         1,516                 1,516
Zachary Charles Smith S Trust...............         1,516                 1,516
Anastasia Elisabeth Smith S Trust...........         1,516                 1,516
                                                   -------               -------
Total Shares................................        46,802                46,802
                                                   =======               =======

---------------

(1) Based on the number of Units and Common Shares owned as of the date hereof, and assuming the sale of all of the Shares offered hereby, the Selling Shareholders will not own any Units or Common Shares upon completion of the Offering.

                              PLAN OF DISTRIBUTION

     The sale or distribution of all or any portion of the Shares may be effected from time to time by the Selling Shareholders directly, indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on the NYSE, in the over-the-counter market, on any other national securities exchange on which the Common Shares are listed or traded, in negotiated transactions or otherwise, at the market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company will not receive any of the proceeds from the sale of the Shares.

     The methods by which the Shares may be sold or distributed include, without limitation, (i) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (iii) exchange distributions and/or secondary distributions in accordance with the rules of the NYSE, (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers,
(v) pro rata distributions as part of the liquidation and winding up of the affairs of the Selling Shareholders, and (vi) privately negotiated transactions. The Selling Shareholders may from time to time deliver all or a portion of the Shares to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position. The Selling Shareholders and the broker-dealers participating in the distribution of the Shares may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any profit on the sale of the Shares by the Selling Shareholders and any commissions received by any such broker-dealers may be regarded as underwriting commissions under the Securities Act. Underwriters, brokers, dealers or agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. The Selling Shareholders may sell all or any portion of the Shares in reliance upon Rule 144 under the Securities Act. The Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

     The Company will pay all expenses in connection with the registration of the Shares. The Selling Shareholders will pay for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the Shares.

     Shares not sold pursuant to the registration statement on Form S-3 of which this Prospectus is a part (the "Registration Statement"), may be subject to certain restrictions under the Securities Act and could be sold, if at all, only pursuant to Rule 144 or other exemption from the registration requirements of the Securities Act. In general, under Rule 144, a person (or persons whose Shares are aggregated) who has satisfied a two-year holding period may, under certain circumstances, sell within any three-month period a number of Shares which does not exceed the greater of one percent of the Company's outstanding Common Shares or the average weekly reported trading volume of the Company's Common Shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of Shares by a person who is not an affiliate of the Company and who has satisfied a three-year holding period without any volume limitation. Therefore, both during and after the effectiveness of the Registration Statement, sales of the Shares may be made by the Selling Shareholders pursuant to Rule 144. On February 20, 1997, the Securities and Exchange Commission (the "Commission") issued final rules, which will become effective 60 days after official publication, amending the holding period requirements contained in Rule 144. The amended rules shorten the two-year and three-year holding periods under Rule 144 to one-year and two-year holding periods, respectively, and the revised holding periods are applicable to all securities, whether acquired before or after the effective date of the amended rules.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such reports, proxy statements and other information can be inspected at the Public Reference Section maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the following regional offices of the Commission: Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, the Company's Common Shares are listed on the NYSE and such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission the Registration Statement, of which this Prospectus is a part, under the Securities Act, with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed under the Exchange Act by the Company or the Predecessor Corporation (Exchange Act file number 1-13038) with the Commission and are incorporated herein by reference:

      (1) The Predecessor Corporation's Registration Statement on Form 8-A filed on April 18, 1994 registering the common stock, par value $0.01 per share, of the Predecessor Corporation under Section 12(b) of the Exchange Act.

      (2) The Proxy Statement in connection with the Predecessor Corporation's 1996 Annual Meeting of Stockholders.

      (3) The Predecessor Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, as amended on April 29, 1996.

      (4) The Predecessor Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

      (5) The Predecessor Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

      (6) The Predecessor Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as amended on February 13, 1997.

      (7) The Predecessor Corporation's Current Report on Form 8-K dated August 2, 1994 and filed January 9, 1996, as amended on February 2, 1996 and February 15, 1996.

      (8) The Predecessor Corporation's Current Report on Form 8-K dated October 3, 1994 and filed January 9, 1996, as amended on February 2, 1996 and February 15, 1996.

      (9) The Predecessor Corporation's Current Report on Form 8-K dated December 19, 1995 and filed January 3, 1996, as amended on February 2, 1996 and February 15, 1996.

     (10) The Predecessor Corporation's Current Report on Form 8-K dated April 18, 1996 and filed June 5, 1996.

     (11) The Predecessor Corporation's Current Report on Form 8-K dated June 17, 1996 and filed September 11, 1996.

     (12) The Predecessor Corporation's Current Report on Form 8-K dated August 15, 1996 and filed September 11, 1996, as amended on September 27, 1996 and November 12, 1996.

     (13) The Predecessor Corporation's Current Report on Form 8-K dated September 27, 1996 and filed September 27, 1996.

     (14) The Predecessor Corporation's Current Report on Form 8-K dated October 4, 1996 and filed October 4, 1996.

     All documents filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of Shares to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus except as so amended or superseded. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to Crescent Real Estate Equities Company, 777 Main Street, Suite 2100, Fort Worth, Texas, 76102, Attention: Company Secretary (telephone number: (817) 877-0477).

                                    EXPERTS

     The financial statements and schedule incorporated in this Prospectus by reference to the Predecessor Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, as amended, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The report of Arthur Andersen LLP with respect to the combined financial statements and schedules of the Rainwater Property Group (as defined in the financial statements and schedule incorporated by reference herein) is based in part on the report of KPMG Peat Marwick LLP, independent public accountants, on the combined statement of operations, owners' deficit, and cash flows of The Crescent property and in reliance upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

     The financial statements incorporated in this Prospectus by reference to the Predecessor Corporation's Current Reports on Form 8-K (i) dated August 2, 1994 and filed on January 9, 1996, as amended on February 2, 1996 and February 15, 1996, (ii) dated October 3, 1994 and filed on January 9, 1996, as amended on February 2, 1996 and February 15, 1996, (iii) dated April 18, 1996 and filed on June 5, 1996, and (iv) dated August 15, 1996 and filed on September 11, 1996, as amended on September 27, 1996 and November 12, 1996, respectively, relating to the Caltex House, Regency Plaza One, Two Renaissance Square, Waterside Commons, Stanford Corporate Centre, MCI Tower, Denver Marriott City Center, Ptarmigan Place, Albuquerque Facility, the Hyatt Regency Albuquerque, 301 Congress and Greenway Plaza properties and for East West Properties, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports, except that certain financial statements incorporated herein by reference to the Predecessor Corporation's Current Report on Form 8-K, dated August 15, 1996 and filed on September 11, 1996, as amended on September 27, 1996 and November 12, 1996, relating to Greenway Plaza have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of Grant Thornton LLP as experts in accounting and auditing in giving said reports. The financial statements incorporated in this Prospectus by reference to the Predecessor Corporation's Current Report on Form 8-K dated October 3, 1994 and filed on January 9, 1996, as amended on February 2, 1996 and February 15, 1996, relating to Spectrum Center have been audited by Huselton & Morgan, P.C., independent public accountants, as indicated in its report with respect thereto, and are included herein in reliance upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the issuance of the Shares will be passed upon for the Company by Shaw, Pittman, Potts & Trowbridge.

================================================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

================================================================================

================================================================================

                                 46,802 SHARES
                                     [LOGO]
                                    CRESCENT
                          REAL ESTATE EQUITIES COMPANY

                                 COMMON SHARES
                                   PROSPECTUS
                                           , 1997

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Shares covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:

Registration Fee............................................      $776
Printing, Engraving and Filing Expenses.....................      $*
Accounting Fees and Expenses................................      $*
Legal Fees and Expenses.....................................      $*
Miscellaneous...............................................      $*
                                                                  ----
Total.......................................................      $*
                                                                  ====

---------------

* To be supplied by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Declaration of Trust (the "Declaration of Trust") provides that the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. In general, under current Texas law, a trust manager is liable to the trust only for liabilities arising from such trust manager's own willful misfeasance or willful malfeasance or gross negligence. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

     The Company's Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. Under current Texas law, the trust will indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer if it is determined that the person (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a trust manager or officer of the real estate investment trust, that his conduct was in the real estate investment trust's best interests; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interests; and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Except to the extent provided in the following sentence, a trust manager or officer may not be indemnified (i) in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (ii) in which the person is found liable to the real estate investment trust. Notwithstanding the foregoing, a person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; provided that if the person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. In addition, the Company's Declaration of Trust and Bylaws require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of his status as a trust manager or officer, provided that the Company shall have received (i) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Declaration of Trust and Bylaws also permit the Company to provide indemnification, payment or reimbursement of expenses to any employee or agent of the Company in such capacity. Any indemnification, payment or reimbursement of the expenses permitted by the

Declaration of Trust and Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Texas Real Estate Investment Trust Act for trust managers.

     The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership contains indemnification provisions comparable to those contained in the Declaration of Trust.

     The Company carries insurance that purports to insure officers and trust managers of the Company against certain liabilities incurred by them in the discharge of their official functions.

ITEM 16. EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

EXHIBIT NO.                                   DESCRIPTION OF EXHIBIT
-----------                                   ----------------------
   *4.01      Restated Declaration of Trust of the Registrant (Filed as Exhibit No. 4.01 to the
              Registrant's Registration Statement on Form S-3 (File No. 333-21905) (the "1997 Form
              S-3") and incorporated herein by reference)
    4.02      Amended and Restated Bylaws of the Registrant (filed herewith)
   *4.03      Form of Common Share Certificate (filed as Exhibit No. 4.03 to the 1997 Form S-3 and incorporated herein by reference)
   *4.04      Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate
              Equities Limited Partnership dated December 31, 1996
    4.05      Registration Rights Agreement, dated February 16, 1996, by and among the Registrant,
              Crescent Real Estate Equities Limited Partnership and the Selling Shareholders (filed herewith)
   *5.01      Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered by Crescent Real Estate Equities Company
   23.01      Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion to be filed as
              Exhibit 5.01 to this Registration Statement)
   23.02      Consent of Arthur Andersen LLP, Certified Public Accountants, dated March 6, 1997
              (filed herewith)
   23.03      Consent of KPMG Peat Marwick LLP, Certified Public Accountants, dated March 7, 1997
              (filed herewith)
   23.04      Consent of Huselton & Morgan, P.C., Certified Public Accountants, dated March 7, 1997
              (filed herewith)
   23.05      Consent of Grant Thornton LLP, Certified Public Accountants, dated March 7, 1997 (filed herewith)
   24.01      Powers of Attorney (incorporated by reference from the signature page)

---------------

* To be filed by amendment or incorporated by reference.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

        (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement,

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 7th day of March, 1997.

                                        CRESCENT REAL ESTATE EQUITIES COMPANY

                                        By:       /s/  GERALD W. HADDOCK
                                           -------------------------------------
                                                     Gerald W. Haddock
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints each of John C. Goff, Gerald W. Haddock and David M. Dean, and each of them, as his true and lawful attorney-in-fact and agent, each with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any or all documents (including both pre- and post-effective amendments to this Registration Statement) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each said attorney-in-fact and agent might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitute or substitutes for any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     SIGNATURES                                        TITLE                        DATE
                     ----------                                        -----                        ----

              /s/ RICHARD E. RAINWATER                   Trust Manager and Chairman of the     March 7, 1997
-----------------------------------------------------      Board
                Richard E. Rainwater

                  /s/ JOHN C. GOFF                       Trust Manager and Vice Chairman of    March 7, 1997
-----------------------------------------------------      the Board
                    John C. Goff

                /s/ GERALD W. HADDOCK                    Trust Manager, President and Chief    March 7, 1997
-----------------------------------------------------      Executive Officer (Principal
                  Gerald W. Haddock                        Executive Officer)

                 /s/ DALLAS E. LUCAS                     Senior Vice President and Chief       March 7, 1997
-----------------------------------------------------      Financial Officer (Principal
                   Dallas E. Lucas                         Financial and Accounting
                                                           Officer)

                /s/ ANTHONY M. FRANK                     Trust Manager                         March 7, 1997
-----------------------------------------------------
                  Anthony M. Frank

                     SIGNATURES                                        TITLE                        DATE
                     ----------                                        -----                        ----

               /s/ MORTON H. MEYERSON                    Trust Manager                         March 7, 1997
-----------------------------------------------------
                 Morton H. Meyerson

                /s/ WILLIAM F. QUINN                     Trust Manager                         March 7, 1997
-----------------------------------------------------
                  William F. Quinn

               /s/ PAUL E. ROWSEY, III                   Trust Manager                         March 7, 1997
-----------------------------------------------------
                 Paul E. Rowsey, III

                /s/ MELVIN ZUCKERMAN                     Trust Manager                         March 7, 1997
-----------------------------------------------------
                  Melvin Zuckerman

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT                     PAGE NO.
        -------                              ----------------------                     --------
          *4.01           -- Restated Declaration of Trust of the Registrant (Filed as
                             Exhibit No. 4.01 to the Registrant's Registration
                             Statement on Form S-3 (File No. 333-21905) (the "1997
                             Form S-3") and incorporated herein by reference)
           4.02           -- Amended and Restated Bylaws of the Registrant (filed
                             herewith)
          *4.03           -- Form of Common Share Certificate (Filed as Exhibit No.
                             4.03 to the 1997 Form S-3 and incorporated herein by
                             reference)
          *4.04           -- Second Amended and Restated Agreement of Limited
                             Partnership of Crescent Real Estate Equities Limited
                             Partnership dated December 31, 1996
           4.05           -- Registration Rights Agreement, dated February 16, 1996, by and among the Registrant, Crescent Real Estate
                             Equities Limited Partnership and the Selling Shareholders
                             (filed herewith)
          *5.01           -- Opinion of Shaw, Pittman, Potts & Trowbridge as to the
                             legality of the securities being registered by Crescent
                             Real Estate Equities Company
          23.01           -- Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion to be filed as Exhibit 5.01 to this
                             Registration Statement)
          23.02           -- Consent of Arthur Andersen LLP, Certified Public
                             Accountants, dated March 6, 1997 (filed herewith)
          23.03           -- Consent of KPMG Peat Marwick LLP, Certified Public
                             Accountants, dated March 7, 1997 (filed herewith)
          23.04           -- Consent of Huselton & Morgan, P.C., Certified Public
                             Accountants, dated March 7, 1997 (filed herewith)
          23.05           -- Consent of Grant Thornton LLP, Certified Public
                             Accountants, dated March 7, 1997 (filed herewith)
          24.01           -- Powers of Attorney (incorporated by reference from the
                             signature page)

---------------

* To be filed by amendment or incorporated by reference.